                                                                     Exhibit 5.1

                          [LATHAM & WATKINS LETTERHEAD]



                                  May 27, 1998

Interpore International, Inc.
181 Technology Drive
Irvine, California 92618-2402
Attn:  Board of Directors

                     Re: Registration Statement on Form S-8

Gentlemen:

        This opinion is rendered in connection with the filing by Interpore International, Inc., a Delaware corporation (the "Company"), of a registration statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the offer and sale of up to 894,765 shares of the Company's Common Stock, par value $0.01 per share (the "Shares"), pursuant to the exercise of options granted under the Cross Medical Products, Inc. Amended and Restated 1994 Stock Option Plan, The Danninger Medical Technology, Inc. 1984 Incentive Stock Option Plan and The Danninger Medical Technology, Inc. 1984 Non-Statutory Stock Option Plan (collectively, the "Plans"). We acted as counsel to the Company in connection with the preparation of the Registration Statement.

        We have examined such matters of fact and question of law as we have considered appropriate for purposes of rendering the opinion expressed below.

        We are opining herein as to the effect on the subject transaction of only the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto or the effect thereon of any other laws or as to any matters of municipal law or any other local agencies within any state.

        Subject to the foregoing and in reliance thereon, we are of the opinion that, upon the issuance and sale of the Shares in the manner contemplated by the Registration Statement and in accordance with the respective terms of the Plans, and subject to the Company completing all action and proceedings required on its part to be taken prior to the issuance of the Shares pursuant to the respective terms of the Plans and the Registration Statement, including, without limitation, collection of required payment for the Shares, the Shares will be legally and validly issued, fully paid and nonassessable securities of the Company.

        We consent to your filing this opinion as an exhibit to the Registration Statement.

                                         Very truly yours,



                                         /s/ Latham  & Watkins


                                       7